ADVA International has announced that the filing of the Company's quarterly report on Form 10-QSB has been delayed pending new financing.
Management is presently engaged in negotiations with a group of lenders to provide bridge financing to enable the Company to continue operations until long term financing can be secured. The Company anticipates that when such financing is completed the Form 10-QSB will be filed. Without the anticipated financings, there is a significant likelihood the Company will be forced to cease operations.